UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2009

TRANSWITCH CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive
Shelton, Connecticut 06484
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

On November 23, 2009, TranSwitch Corporation (the “Company”) filed a Certificate of Amendment of Amended and Restated Certificate of Incorporation and an Amended Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (collectively, the “Amendment”) with the Delaware Secretary of State to amend the Company’s Amended and Restated Certificate of Incorporation, as amended. The Amendment, which will become effective at 11:59 p.m. EST, on November 23, 2009 (the “Effective Time”), will effect a 1-for-8 reverse stock split of the Company’s common stock, $0.001 par value per share (“Common Stock”).

As a result of the reverse stock split, each eight shares of the Common Stock that were issued and outstanding or held in treasury at the Effective Time will be automatically combined into one share, subject to the elimination of fractional shares as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 20, 2009.

The reverse stock split will affect all issued and outstanding shares of the Company's Common Stock, as well as shares of Common Stock underlying stock options and the Company’s outstanding 5.45% Convertible Notes due 2011 that are outstanding immediately prior to the Effective Time of the reverse stock split. The total number of shares of Common Stock issued and outstanding will be reduced from approximately 160 million shares to approximately 20 million shares.

For the purpose of identifying the reverse stock split, the Company's trading symbol will be temporarily changed from “TXCC” to “TXCCD” for a period of twenty trading days beginning November 24, 2009. The Company's trading symbol is expected to revert to “TXCC” on December 22, 2009.

The Company’s transfer agent and exchange agent for purposes of the reverse stock split, Computershare Trust Company, N.A., will send instructions to stockholders of record who hold stock certificates regarding the exchange of old stock certificates for new stock certificates.

The Amendment is attached hereto as Exhibit 3.1 and 3.2 and is incorporated by reference herein.  The press release announcing the reverse stock split is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.2	Amended Certificate of Designation of Series A Junior Participating Preferred Stock of TranSwitch Corporation.

99.1	Press Release, dated November 23, 2009 Announcing Reverse Stock Split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

November 23, 2009	By:	/s/ Robert A. Bosi
Name: Robert A. Bosi
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

3.2	Amended Certificate of Designation of Series A Junior Participating Preferred Stock of TranSwitch Corporation.

99.1	Press Release, dated November 23, 2009 Announcing Reverse Stock Split.